AMENDMENT TO THE
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
2004 LONG TERM INCENTIVE COMPENSATION PLAN

Amendment, dated as of May 30, 2007 (the “Amendment”), to the Starwood Hotels & Resorts Worldwide, Inc. 2004 Long Term Incentive Compensation Plan (the “Plan”).

WHEREAS, the Compensation and Option Committee of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) has determined that it is advisable and in the best interests of the Company that the Plan be amended as set forth in this Amendment.

NOW, THEREFORE, the Company hereby amends the plan as follows:

1. Section 1.3 is hereby amended by deleting it in its entirety and replacing Section 1.3 with the following:

“1.3. Types of Awards. Awards under the Plan may be made to Eligible Participants in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Stock Awards, (v) Restricted Stock, (vi) Restricted Stock Units, (vii) Performance Shares, (viii) Performance Unit or any combination of these.

2. Section 2.33 is hereby amended by deleting it in its entirety and replacing it with the following:

“2.33. “Stock Award” means as Award of Shares, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units granted to a Director pursuant to Article 10 under the Plan.

3. Section 10.1 is hereby amended by deleting the first paragraph thereof and replacing it with the following:

“10.1. Director Awards. On each date that the Company makes its regular, annual grant of Awards to employees (the “Annual Grant Date”), each Director shall be granted a Stock Award or NQSO in an amount determined by the Committee; provided, however, that each individual who is first elected to serve as a Director on a date after an Annual Grant Date and prior to the next Annual Grant Date (“Prorated Grant Date”) shall be granted a prorated Stock Award and/or NQSO, as follows: if the Prorated Grant Date is less than 3 months after the Annual Grant Date, 100% of the Awards granted to Directors on the Annual Grant Date; if the Prorated Grant Date is at least 3 months but less than 6 months after the Annual Grant Date, 75% of the Awards granted to Directors on the Annual Grant Date; if the Prorated Grant Date is at least 6 months but less than 9 months after the Annual Grant Date, 50% of the Awards granted to Directors on the Annual Grant Date; if the Prorated Grant Date is at least 9 months but less than 12 months after the Annual Grant Date, 25% of the Awards granted to Directors on the Annual Grant Date.”

4. Section 10.2 is hereby amended by deleting each occurrence of $50,000 and replacing it with $80,000 and deleting each occurrence of $25,000 and replacing it with $40,000.

5. Except as otherwise specifically set forth herein, all terms and provisions of the Plan shall remain in full force and effect and shall be unmodified by the effectiveness of this Amendment.

6. All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned thereto in the Plan.

IN WITNESS WHEREOF, Starwood Hotels & Resorts Worldwide, Inc. has adopted this Amendment effective as of the date hereof.

STARWOOD HOTELS & RESORTS

WORLDWIDE, INC.

By:
Name:
Title: